SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED November 19, 1993
(To Prospectus dated August 31, 1993)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer

               Mortgage Pass-Through Certificates, Series 1993-8
                            ---------------------



The Class A-7                   The Class A-7 Certificates
certificates represent
obligations of the trust        o  This supplement relates to the offering of the Class A-7 certificates of the
only and do not                    series referenced above. This supplement does not contain complete
represent an interest in           information about the offering of the Class A-7 certificates. Additional
or obligation of                   information is contained in the prospectus supplement dated November 19,
CWMBS, Inc.,                       1993 prepared in connection with the offering of the offered certificates of
Countrywide Home                   the series referenced above and in the prospectus of the depositor dated
Loans, Inc. or any of              August 31, 1993. You are urged to read this supplement, the prospectus
their affiliates.                  supplement and the prospectus in full.

This supplement may             o  As of the October 25, 2001, the class certificate balance of the Class A-7
be used to offer and sell         certificates was approximately $23,635,713.
the offered certificates
only if accompanied by
the prospectus
supplement and the
prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-7 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 26,  2001

                               THE MORTGAGE POOL

     As of October 1, 2001 (the "Reference Date"), the Mortgage Pool included approximately 659 Mortgage Loans having an aggregate Stated Principal Balance of approximately $176,264,604.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                          As of
                                                                                     October 1, 2001
          Total Number of Mortgage Loans.........................................          659
          Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
                30-59 days.......................................................         1.37%
                                                                                          -----
                60-90 days.......................................................         0.00%
                                                                                         -----
                91 days or more (excluding pending foreclosures).................         0.00%
                                                                                          -----
                Total Delinquencies..............................................         1.37%
                                                                                          =====
       Foreclosures Pending......................................................         0.00%
                                                                                          -----
       Total Delinquencies and foreclosures pending..............................         1.37%
                                                                                          =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.


     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation) will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $8.671 billion at February 28, 1997, to approximately $11.002 billion at February 28, 1998, to approximately $15.381 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001 and to approximately

$22.570 billion at August 31, 2001. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                       At February 28, (29),                        Period Ended
                                                                                                     August 31,
                                        1998            1998            2000           2001             2001
                                        ----            ----            ----           ----             ----
Delinquent Mortgage Loans and
     Pending Foreclosures at
     Period End:
         30-59 days..............      1.08%           1.03%           1.37%           1.61%          1.36%
         60-89 days..............      0.16            0.18            0.22            0.28           0.37
         90 days or more
              (excluding pending
              foreclosures)......
                                       0.16            0.12            0.16            0.14           0.19
                                       ----            ----            ----            ----           ----
         Total of delinquencies..
                                       1.40%           1.33%           1.75%           2.03%          1.92%
                                       ====            ====            ====            ====           ====
Foreclosures pending.............      0.17%           0.14%           0.16            0.27%          0.21
                                       ====            ====            ====            =====          ====
Total delinquencies and
     foreclosures pending........      1.57%           1.47%           1.92%           2.30%          2.13%
                                       ====            ====            ====            ====           ====
Net Gains/(Losses) on liquidated
     loans(1) ...................  $(2,662,000)    $(3,704,605)    $(3,076,240)    $(2,988,604)   $(1,874,585)
Percentage of Net Gains/(Losses)
     on liquidated loans(1)(2)...     (0.024)%        (0.0018)%       (0.017)%        (0.014)%       (0.008)%
Percentage of Net Gains/(Losses)
     on liquidated loans (based
     on average outstanding
     principal balance)(1).......     (0.027)%        (0.021)%        (0.018)%        (0.015)%       (0.008)%
-----------------

(1)  "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2)  Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                   DESCRIPTION OF THE CLASS A-7 CERTIFICATES

     The Class A-7 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-7 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

     As of October 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class A-7 Certificates was approximately $23,635,713 evidencing a beneficial ownership interest of approximately 13.41% in the Trust Fund. As of the Certificate Date, the Group 1 Senior Certificates had an aggregate principal balance of approximately $159,703,099 and evidenced in the aggregate, a beneficial ownership interest of approximately 90.60% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $16,561,504 and evidenced in the aggregate, a beneficial ownership interest of approximately 9.40% in the Trust Fund. For additional information with respect to the Class A-7 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The monthly statement for October 2001, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class A-7 Certificates is $23,635,713, (viii) interest accrues on the Class A-7 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-7 Certificates is November 26, 2001, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% SPA assumes prepayment rates will be 0.70% per annum in month one, 1.4% per annum in month two, and increasing by 0.70% in each succeeding month until reaching a rate of 21.0% per annum in month 30 and remaining constant at 21.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class A-7 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.


                                            Percent of Class Certificate
                                               Balance Outstanding*

         Distribution Date              0%     75%     250%    350%     410%     450%      500%     600%
         -----------------              --     ---     ----    ----     ----     ----      ----     ----
     Initial Percent..................   86       86      86      86       86       86       86        86
     November 25, 2002................   86       86      86      86       86       86       86        75
     November 25, 2003................   86       86      86      77       63       55       44        25
     November 25, 2004................   86       86      76      47       33       23       13         0
     November 25, 2005................   86       86      54      24       10        1        0         0
     November 25, 2006................   86       86      35       6        0        0        0         0
     November 25, 2007................   86       86      20       0        0        0        0         0
     November 25, 2008................   86       86       6       0        0        0        0         0
     November 25, 2009................   86       74       0       0        0        0        0         0
     November 25, 2010................   86       61       0       0        0        0        0         0
     November 25, 2011................   86       49       0       0        0        0        0         0
     November 25, 2012................   86       37       0       0        0        0        0         0
     November 25, 2013................   86       26       0       0        0        0        0         0
     November 25, 2014................   75       16       0       0        0        0        0         0
     November 25, 2015................   62        6       0       0        0        0        0         0
     November 25, 2016................   48        0       0       0        0        0        0         0
     November 25, 2017................   34        0       0       0        0        0        0         0
     November 25, 2018................   19        0       0       0        0        0        0         0
     November 25, 2019................    4        0       0       0        0        0        0         0
     November 25, 2020................    0        0       0       0        0        0        0         0
                                          -        -       -       -        -        -        -         -
     Weighted Average Life (years) **. 15.32     10.63    4.75    3.33     2.77     2.47     2.16      1.69
                --------------------------
                *  Rounded to the nearest whole percentage.
                ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the
                   Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,406,415 and $110,557 and $0, respectively.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-7 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

     A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

     - is signed under penalties of perjury by the beneficial owner of the Certificate,

     -  certifies that such owner is not a U.S. Holder, and

     -  provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

     Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

     A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

     The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

     Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

     In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-7 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class A-7 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                    RATINGS

     The Class A-7 Certificates are currently rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-7 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                              Mortgage Rates (1)
-------------------------------------------------------------------------------

                                           Aggregate
                        Number of      Principal Balance         Percent of
Mortgage Rates (%)    Mortgage Loans      Outstanding            Mortgage Pool
-------------------------------------------------------------------------------
7.000                           143         $41,194,640                 23.37 %
7.125                           145          40,297,490                 22.86
7.250                           184          48,198,645                 27.34
7.375                            75          19,875,031                 11.28
7.500                            68          16,397,061                  9.30
7.625                            17           4,168,833                  2.37
7.750                            15           3,503,891                  1.99
7.875                             1             226,868                  0.13
8.000                             8           1,716,062                  0.97
8.125                             2             463,925                  0.26
8.250                             1             222,159                  0.13
-------------------------------------------------------------------------------
Total                           659        $176,264,604                100.00 %
                       ========================================================

--------------------
(1) As of the Reference Date, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately 7.231% per annum.



                 Current Mortgage Loan Principal Balances (1)
-------------------------------------------------------------------------------
                                                 Aggregate
Current Mortgage             Number of       Principal Balance     Percent of
Loan Amounts              Mortgage Loans        Outstanding       Mortgage Pool
-------------------------------------------------------------------------------
$ 0.00 to $ 50,000                     1            $29,931              0.02 %
$ 50,000.01 to $100,000                9            792,525              0.45
$100,000.01 to $150,000               10          1,215,762              0.69
$150,000.01 to $200,000              112         20,775,982             11.79
$200,000.01 to $250,000              245         54,511,473             30.93
$250,000.01 to $300,000              112         30,270,700             17.17
$300,000.01 to $350,000               66         21,239,381             12.05
$350,000.01 to $400,000               43         15,892,333              9.02
$400,000.01 to $450,000               24         10,228,467              5.80
$450,000.01 to $500,000               14          6,680,981              3.79
$500,000.01 to $550,000                6          3,107,901              1.76
$550,000.01 to $600,000                5          2,870,274              1.63
$600,000.01 to $650,000                2          1,267,383              0.72
$650,000.01 to $700,000                6          4,033,214              2.29
$700,000.01 to $750,000                2          1,460,381              0.83
$750,000.01 to $1,000,000              2          1,887,916              1.07
-------------------------------------------------------------------------------
Total                                659       $176,264,604            100.00 %

                       ========================================================

--------------------
(1) As of the Reference Date, the average current Mortgage Loan principal balance is expected to be approximately $267,473.


                      Original Loan-to-Value Ratios (1)
-------------------------------------------------------------------------------------------

                                                       Aggregate
Original Loan-to-Value Ratios      Number of       Principal Balance         Percent of
              (%)               Mortgage Loans        Outstanding          Mortgage Pool
-------------------------------------------------------------------------------------------
0.01-50.00                                 47            $14,365,301                 8.15 %
50.01-55.00                                25              7,843,021                 4.45
55.01-60.00                                41             12,142,376                 6.89
60.01-65.00                                44             12,381,729                 7.02
65.01-70.00                                67             18,072,783                10.25
70.01-75.00                               117             32,009,417                18.16
75.01-80.00                               187             49,883,595                28.30
80.01-85.00                                12              2,936,360                 1.67
85.01-90.00                               119             26,630,023                15.11
--------------------------------------------------------------------------------------------
Total                                     659           $176,264,604               100.00%
                                ========================================================--==


------------------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 71.80%.


                State Distribution of Mortgaged Properties (1)
-------------------------------------------------------------------------------
                                                Aggregate
                         Number of          Principal Balance      Percent of
       State          Mortgage Loans           Outstanding        Mortgage Pool
-------------------------------------------------------------------------------
California                      335           $   92,347,224           52.39 %
Florida                          20                4,677,937            2.65
Illinois                         32                8,085,673            4.59
Maryland                         15                4,176,534            2.37
Massachusetts                    38               10,230,147            5.80
New Jersey                       20                5,160,650            2.93
New York                         29                8,762,777            4.97
Texas                            22                4,846,303            2.75
Washington                       14                3,889,104            2.21
Other (1)                       134               34,088,253           19.33
-------------------------------------------------------------------------------
Total                           659             $176,264,604          100.00 %

                       ========================================================

--------------------
(1) Other includes 31 states and the District of Columbia with under 3% concentration individually. No more than approximately 3% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                           Purpose of Mortgage Loans
-------------------------------------------------------------------------------
                                                 Aggregate
                             Number of        Principal Balance   Percent of
Loan Purpose              Mortgage Loans        Outstanding       Mortgage Pool
-------------------------------------------------------------------------------
Refinance (rate/term)                437           $121,399,346         68.87 %
Purchase                             148             35,807,679         20.31
Refinance (cash-out)                  74             19,057,579         10.81
-------------------------------------------------------------------------------
Total                                659           $176,264,604        100.00 %
                       ========================================================



                        Original Terms to Maturity (1)
-------------------------------------------------------------------------------
                                                  Aggregate
  Original Term to Maturity     Number of     Principal Balance      Percent of
            (Months)          Mortgage Loans     Outstanding       Mortgage Pool
-------------------------------------------------------------------------------
360                                       648    $ 174,204,921           98.83 %
240                                        11        2,059,683            1.17
-------------------------------------------------------------------------------
Total                                     659    $ 176,264,604          100.00 %
                       ========================================================

--------------------

(1) As of the Reference Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately 246 months.



                   Documentation Program for Mortgage Loans
-------------------------------------------------------------------------------
                                                  Aggregate
                               Number of      Principal Balance     Percent of
Type of Program             Mortgage Loans       Outstanding       Mortgage Pool
-------------------------------------------------------------------------------
Alternative                            309          $82,237,927         46.66 %
Full                                   299           81,106,271         46.01
Streamlined                             33            8,897,831          5.05
Reduced                                 18            4,022,575          2.28
-------------------------------------------------------------------------------
Total                                  659         $176,264,604        100.00 %
                       --------------------------------------------------------



                         Types of Mortgaged Properties
-------------------------------------------------------------------------------
                                                   Aggregate
                                  Number of    Principal Balance     Percent of
Property Type                  Mortgage Loans     Outstanding      Mortgage Pool
-------------------------------------------------------------------------------
Single Family                            544        $148,643,965        84.33 %
Planned Unit Development                 110          26,525,420        15.05
Condominium                                5           1,095,220         0.62
-------------------------------------------------------------------------------
Total                                    659        $176,264,604       100.00 %
                       ========================================================

                              Occupancy Types (1)
-------------------------------------------------------------------------------
                                                Aggregate
                              Number of     Principal Balance      Percent of
    Occupancy Type          Mortgage Loans     Outstanding       Mortgage Pool
-------------------------------------------------------------------------------
Primary Residence                      650    $   173,663,414            98.52 %
Second Residence                         8          2,279,586             1.29
Non-Owner                                1            321,605             0.18
-------------------------------------------------------------------------------
 Total                                 659       $176,264,604           100.00 %
                       ========================================================

--------------------
(1) Based upon representations of the related Mortgagors at the time of origination.

                                  EXHIBIT 2



              THE                                                                                   Distribution Date:  10/25/01
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                       CWMBS INC.
       212-328-7569                                   MORTGAGE PASS THROUGH CERTIFICATES
                                                                 SERIES 1993-8


                                           Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------------------------------
                                        Certificate                          Pass
                              Class        Rate          Beginning         Through          Principal           Interest
   Class        Cusip      Description     Type           Balance          Rate (%)        Distribution       Distribution
---------------------------------------------------------------------------------------------------------------------------
    A1        126690GV2      Senior     Fix-30/360              0.00       7.000000                0.00               0.00
    A2        126690GW0      Senior     Fix-30/360              0.00       6.350000                0.00               0.00
    A3        126690GX8      Senior     Fix-30/360      7,393,683.00       6.500000          785,149.00          40,049.12
    A4        126690GY6      Senior     Fix-30/360     12,373,000.00       6.800000                0.00          70,113.67
    A5        126690GZ3      Senior     Fix-30/360     25,815,589.37       7.000000        2,328,402.18         150,590.94
    A6                                                 25,968,000.00       7.000000                0.00         151,480.00
    A6        126690HA7      Senior     Fix-30/360              0.00       7.000000                0.00               0.00
    A6        126690HA7      Senior     Fix-30/360     25,968,000.00       7.000000                0.00         151,480.00
    A7        126690HB5      Senior     Var-30/360     23,635,712.63       5.524000                0.00         108,803.06
    A8        126690HC3      Senior     Var-30/360     10,129,591.13      10.444000                0.00          88,161.21
    A9        126690HD1      Senior     Var-30/360     16,055,817.08       3.837500                0.00          51,345.17
    A10       126690HE9      Senior     Var-30/360      4,587,376.32      18.068750                0.00          69,073.46
    A11       126690HF6      Senior     Var-30/360     26,945,245.00       4.187500                0.00          94,027.68
    A12       126690HG4      Senior     Var-30/360      1,224,784.00      11.000000                0.00          11,227.19
    A13       126690HH2      Senior     Var-30/360      6,473,858.00      17.949324                0.00          96,834.48
    AIO       126690HJ8     Strip IO    Fix-30/360        881,632.37       7.000000                0.00           5,142.86
    PO        126690HK5     Strip PO    Fix-30/360      2,219,485.81       0.000000            5,491.37               0.00
     X        126690HL3     Strip IO    Fix-30/360     48,087,204.95       0.258419                0.00          10,355.55
    AR        126690HM1      Senior     Fix-30/360              0.00       7.000000                0.00               0.00
---------------------------------------------------------------------------------------------------------------------------
     M        126690HN9     Mezzanine   Fix-30/360      6,929,396.67       7.000000           83,058.29          40,421.48
    B1        126690HP4      Junior     Fix-30/360      3,079,731.82       7.000000           36,914.79          17,965.10
    B2        126690HQ2      Junior     Fix-30/360      3,849,664.93       7.000000           46,143.49          22,456.38
    B3        126690KD7      Junior     Fix-30/360      1,077,905.75       7.000000           12,920.17           6,287.78
    B4        126690KE5      Junior     Fix-30/360        461,959.52       7.000000            5,537.22           2,694.76
    B5        126690KF2      Junior     Fix-30/360      1,363,766.49       7.000000           16,346.60           7,955.30
---------------------------------------------------------------------------------------------------------------------------
  Totals                                              179,584,567.52                      3,319,963.11       1,044,985.19
---------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                     Current                        Cumulative
                      Total         Realized        Ending           Realized
   Class           Distribution      Losses         Balance           Losses
--------------------------------------------------------------------------------

    A1                     0.00          0.00             0.00           0.00
    A2                     0.00          0.00             0.00           0.00
    A3               825,198.12          0.00     6,608,534.00           0.00
    A4                70,113.67          0.00    12,373,000.00           0.00
    A5             2,478,993.12          0.00    23,487,187.19           0.00
    A6               151,480.00          0.00    25,968,000.00           0.00
    A6                     0.00          0.00             0.00           0.00
    A6               151,480.00          0.00    25,968,000.00           0.00
    A7               108,803.06          0.00    23,635,712.63           0.00
    A8                88,161.21          0.00    10,129,591.13           0.00
    A9                51,345.17          0.00    16,055,817.08           0.00
    A10               69,073.46          0.00     4,587,376.32           0.00
    A11               94,027.68          0.00    26,945,245.00           0.00
    A12               11,227.19          0.00     1,224,784.00           0.00
    A13               96,834.48          0.00     6,473,858.00           0.00
    AIO                5,142.86          0.00       825,549.96           0.00
    PO                 5,491.37          0.00     2,213,994.44           0.00
     X                10,355.55          0.00    46,573,829.28           0.00
    AR                     0.00          0.00             0.00           0.00
--------------------------------------------------------------------------------
     M               123,479.77          0.00     6,846,338.38           0.00
    B1                54,879.90          0.00     3,042,817.02           0.00
    B2                68,599.87          0.00     3,803,521.43           0.00
    B3                19,207.96          0.00     1,064,985.58           0.00
    B4                 8,231.98          0.00       456,422.30           0.00
    B5                24,301.91          0.00     1,347,419.88     223,019.68
--------------------------------------------------------------------------------
  Totals           4,364,948.33          0.00   176,264,604.38     223,019.68
-------------------------------------------------------------------------------




              THE                                                                                   Distribution Date:  10/25/01
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                          CWMBS INC.
       212-328-7569                                      MORTGAGE PASS THROUGH CERTIFICATES
                                                                    SERIES 1993-8


                                           Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------------
                                   Original             Beginning           Scheduled                          Unscheduled
                                  Certificate          Certificate          Principal         Accretion         Principal
   Class         Cusip              Balance              Balance          Distribution        Principal        Adjustments
----------------------------------------------------------------------------------------------------------------------------
     A1        126690GV2         68,803,000.00                 0.00               0.00            0.00             0.00
     A2        126690GW0         28,187,000.00                 0.00               0.00            0.00             0.00
     A3        126690GX8         14,939,000.00         7,393,683.00         785,149.00            0.00             0.00
     A4        126690GY6         12,373,000.00        12,373,000.00               0.00            0.00             0.00
     A5        126690GZ3        104,924,000.00        25,815,589.37       2,328,402.18            0.00             0.00
     A6                          48,344,000.00        25,968,000.00               0.00            0.00             0.00
     A6        126690HA7         22,376,000.00                 0.00               0.00            0.00             0.00
     A6        126690HA7         25,968,000.00        25,968,000.00               0.00            0.00             0.00
     A7        126690HB5         27,328,000.00        23,635,712.63               0.00            0.00             0.00
     A8        126690HC3         11,712,000.00        10,129,591.13               0.00            0.00             0.00
     A9        126690HD1         18,564,000.00        16,055,817.08               0.00            0.00             0.00
    A10        126690HE9          5,304,000.00         4,587,376.32               0.00            0.00             0.00
    A11        126690HF6         26,945,245.00        26,945,245.00               0.00            0.00             0.00
    A12        126690HG4          1,224,784.00         1,224,784.00               0.00            0.00             0.00
    A13        126690HH2          6,473,858.00         6,473,858.00               0.00            0.00             0.00
    AIO        126690HJ8          4,037,950.00           881,632.37               0.00            0.00             0.00
     PO        126690HK5          4,337,663.00         2,219,485.81           5,491.37            0.00             0.00
     X         126690HL3        127,386,190.00        48,087,204.95               0.00            0.00             0.00
     AR        126690HM1              1,000.00                 0.00               0.00            0.00             0.00
----------------------------------------------------------------------------------------------------------------------------
     M         126690HN9          9,034,775.00         6,929,396.67          83,058.29            0.00             0.00
     B1        126690HP4          4,015,455.00         3,079,731.82          36,914.79            0.00             0.00
     B2        126690HQ2          5,019,319.00         3,849,664.93          46,143.49            0.00             0.00
     B3        126690KD7          1,405,409.00         1,077,905.75          12,920.17            0.00             0.00
     B4        126690KE5            602,318.00           461,959.52           5,537.22            0.00             0.00
     B5        126690KF2          2,007,730.15         1,363,766.49          16,346.60            0.00             0.00
----------------------------------------------------------------------------------------------------------------------------
   Totals                       401,545,556.15       179,584,567.52       3,319,963.11            0.00             0.00
----------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------
                       Net            Current             Ending               Ending
                    Principal        Realized           Certificate         Certificate
   Class           Distribution       Losses              Balance              Factor
---------------------------------------------------------------------------------------
     A1                  0.00           0.00                  0.00        0.00000000000
     A2                  0.00           0.00                  0.00        0.00000000000
     A3            785,149.00           0.00          6,608,534.00        0.44236789611
     A4                  0.00           0.00         12,373,000.00        1.00000000000
     A5          2,328,402.18           0.00         23,487,187.19        0.22384952145
     A6                  0.00           0.00         25,968,000.00        0.53715042198
     A6                  0.00           0.00                  0.00        0.00000000000
     A6                  0.00           0.00         25,968,000.00        1.00000000000
     A7                  0.00           0.00         23,635,712.63        0.86488995280
     A8                  0.00           0.00         10,129,591.13        0.86488995304
     A9                  0.00           0.00         16,055,817.08        0.86488995260
    A10                  0.00           0.00          4,587,376.32        0.86488995475
    A11                  0.00           0.00         26,945,245.00        1.00000000000
    A12                  0.00           0.00          1,224,784.00        1.00000000000
    A13                  0.00           0.00          6,473,858.00        1.00000000000
    AIO                  0.00           0.00            825,549.96        0.20444779148
     PO              5,491.37           0.00          2,213,994.44        0.51041181290
     X                   0.00           0.00         46,573,829.28        0.36561129020
     AR                  0.00           0.00                  0.00        0.00000000000
---------------------------------------------------------------------------------------
     M              83,058.29           0.00          6,846,338.38        0.75777630108
     B1             36,914.79           0.00          3,042,817.02        0.75777639766
     B2             46,143.49           0.00          3,803,521.43        0.75777639027
     B3             12,920.17           0.00          1,064,985.58        0.75777626372
     B4              5,537.22           0.00            456,422.30        0.75777629176
     B5             16,346.60           0.00          1,347,419.88        0.67111602761
---------------------------------------------------------------------------------------
   Totals        3,319,963.11           0.00        176,264,604.38
---------------------------------------------------------------------------------------




              THE                                                                                   Distribution Date:  10/25/01
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                       CWMBS INC.
       212-328-7569                                  MORTGAGE PASS THROUGH CERTIFICATES
                                                                 SERIES 1993-8


                                           Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------
                Beginning           Pass           Accrued          Cumulative                          Total
               Certificate        Through          Optimal            Unpaid         Deferred         Interest
   Class         Balance          Rate (%)        Interest           Interest        Interest            Due
------------------------------------------------------------------------------------------------------------------
    A1                 0.00        7.000000             0.00           0.00            0.00                0.00
    A2                 0.00        6.350000             0.00           0.00            0.00                0.00
    A3         7,393,683.00        6.500000        40,049.12           0.00            0.00           40,049.12
    A4        12,373,000.00        6.800000        70,113.67           0.00            0.00           70,113.67
    A5        25,815,589.37        7.000000       150,590.94           0.00            0.00          150,590.94
    A6        25,968,000.00        7.000000       151,480.00           0.00            0.00          151,480.00
    A6                 0.00        7.000000             0.00           0.00            0.00                0.00
    A6        25,968,000.00        7.000000       151,480.00           0.00            0.00          151,480.00
    A7        23,635,712.63        5.524000       108,803.06           0.00            0.00          108,803.06
    A8        10,129,591.13       10.444000        88,161.21           0.00            0.00           88,161.21
    A9        16,055,817.08        3.837500        51,345.17           0.00            0.00           51,345.17
    A10        4,587,376.32       18.068750        69,073.46           0.00            0.00           69,073.46
    A11       26,945,245.00        4.187500        94,027.68           0.00            0.00           94,027.68
    A12        1,224,784.00       11.000000        11,227.19           0.00            0.00           11,227.19
    A13        6,473,858.00       17.949324        96,834.48           0.00            0.00           96,834.48
    AIO          881,632.37        7.000000         5,142.86           0.00            0.00            5,142.86
    PO         2,219,485.81        0.000000             0.00           0.00            0.00                0.00
     X        48,087,204.95        0.258419        10,355.55           0.00            0.00           10,355.55
    AR                 0.00        7.000000             0.00           0.00            0.00                0.00
------------------------------------------------------------------------------------------------------------------
     M         6,929,396.67        7.000000        40,421.48           0.00            0.00           40,421.48
    B1         3,079,731.82        7.000000        17,965.10           0.00            0.00           17,965.10
    B2         3,849,664.93        7.000000        22,456.38           0.00            0.00           22,456.38
    B3         1,077,905.75        7.000000         6,287.78           0.00            0.00            6,287.78
    B4           461,959.52        7.000000         2,694.76           0.00            0.00            2,694.76
    B5         1,363,766.49        7.000000         7,955.30           0.00            0.00            7,955.30
------------------------------------------------------------------------------------------------------------------
  Totals     179,584,567.52                     1,044,985.19           0.00            0.00        1,044,985.19
------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------
                     Net         Unscheduled
                 Prepayment        Interest          Interest
   Class        Int Shortfall     Adjustment           Paid
----------------------------------------------------------------
    A1               0.00            0.00               0.00
    A2               0.00            0.00               0.00
    A3               0.00            0.00          40,049.12
    A4               0.00            0.00          70,113.67
    A5               0.00            0.00         150,590.94
    A6               0.00            0.00         151,480.00
    A6               0.00            0.00               0.00
    A6               0.00            0.00         151,480.00
    A7               0.00            0.00         108,803.06
    A8               0.00            0.00          88,161.21
    A9               0.00            0.00          51,345.17
    A10              0.00            0.00          69,073.46
    A11              0.00            0.00          94,027.68
    A12              0.00            0.00          11,227.19
    A13              0.00            0.00          96,834.48
    AIO              0.00            0.00           5,142.86
    PO               0.00            0.00               0.00
     X               0.00            0.00          10,355.55
    AR               0.00            0.00               0.00
---------------------------------------------------------------
     M               0.00            0.00          40,421.48
    B1               0.00            0.00          17,965.10
    B2               0.00            0.00          22,456.38
    B3               0.00            0.00           6,287.78
    B4               0.00            0.00           2,694.76
    B5               0.00            0.00           7,955.30
---------------------------------------------------------------
  Totals             0.00            0.00       1,044,985.19
---------------------------------------------------------------


                                                                    Page 3




              THE                                                                                   Distribution Date:  10/25/01
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                          CWMBS INC.
       212-328-7569                                      MORTGAGE PASS THROUGH CERTIFICATES
                                                                    SERIES 1993-8



                                             Current Payment Information
                                                  Factors per $1,000
----------------------------------------------------------------------------------------------------------------------
                                            Original        Beginning Cert.
                                          Certificate           Notional           Principal            Interest
        Class            Cusip              Balance             Balance           Distribution        Distribution
----------------------------------------------------------------------------------------------------------------------
         A1            126690GV2          68,803,000.00         0.000000000         0.000000000         0.000000000
         A2            126690GW0          28,187,000.00         0.000000000         0.000000000         0.000000000
         A3            126690GX8          14,939,000.00       494.924894571        52.556998460         2.680843179
         A4            126690GY6          12,373,000.00     1,000.000000000         0.000000000         5.666666667
         A5            126690GZ3         104,924,000.00       246.040842591        22.191321141         1.435238248
         A6                               48,344,000.00       537.150421976         0.000000000         3.133377462
         A6            126690HA7          22,376,000.00         0.000000000         0.000000000         0.000000000
         A6            126690HA7          25,968,000.00     1,000.000000000         0.000000000         5.833333333
         A7            126690HB5          27,328,000.00       864.889952796         0.000000000         3.981376749
         A8            126690HC3          11,712,000.00       864.889953040         0.000000000         7.527425661
         A9            126690HD1          18,564,000.00       864.889952596         0.000000000         2.765845994
         A10           126690HE9           5,304,000.00       864.889954751         0.000000000        13.022900308
         A11           126690HF6          26,945,245.00     1,000.000000000         0.000000000         3.489583333
         A12           126690HG4           1,224,784.00     1,000.000000000         0.000000000         9.166666667
         A13           126690HH2           6,473,858.00     1,000.000000000         0.000000000        14.957770162
         AIO           126690HJ8           4,037,950.00       218.336623168         0.000000000         1.273630302
         PO            126690HK5           4,337,663.00       511.677787453         1.265974552         0.000000000
          X            126690HL3         127,386,190.00       377.491507910         0.000000000         0.081292556
         AR            126690HM1               1,000.00         0.000000000         0.000000000         0.000000000
----------------------------------------------------------------------------------------------------------------------
          M            126690HN9           9,034,775.00       766.969478258         9.193177174         4.473988623
         B1            126690HP4           4,015,455.00       766.969576003         9.193178346         4.473989193
         B2            126690HQ2           5,019,319.00       766.969568525         9.193178256         4.473989150
         B3            126690KD7           1,405,409.00       766.969440444         9.193176721         4.473988403
         B4            126690KE5             602,318.00       766.969468818         9.193177061         4.473988568
         B5            126690KF2           2,007,730.15       679.257861202         8.141833596         3.962337524
----------------------------------------------------------------------------------------------------------------------
       Totals                            401,545,556.15       447.233358132         8.267961279         2.602407557
----------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------
                           Ending Cert.              Pass
                             Notional              Through
        Class                Balance               Rate (%)
---------------------------------------------------------------
         A1                   0.000000000           7.000000
         A2                   0.000000000           6.350000
         A3                 442.367896111           6.500000
         A4               1,000.000000000           6.800000
         A5                 223.849521451           7.000000
         A6                 537.150421976           7.000000
         A6                   0.000000000           7.000000
         A6               1,000.000000000           7.000000
         A7                 864.889952796           5.524000
         A8                 864.889953040          10.444000
         A9                 864.889952596           3.837500
         A10                864.889954751          18.068750
         A11              1,000.000000000           4.187500
         A12              1,000.000000000          11.000000
         A13              1,000.000000000          17.949324
         AIO                204.447791478           7.000000
         PO                 510.411812901           0.000000
          X                 365.611290203           0.258419
         AR                   0.000000000           7.000000
---------------------------------------------------------------
          M                 757.776301084           7.000000
         B1                 757.776397657           7.000000
         B2                 757.776390269           7.000000
         B3                 757.776263723           7.000000
         B4                 757.776291757           7.000000
         B5                 671.116027606           7.000000
---------------------------------------------------------------
       Totals               438.965396778
---------------------------------------------------------------

                                                                    Page 4




              THE
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                          CWMBS INC.
       212-328-7569                                      MORTGAGE PASS THROUGH CERTIFICATES
                                                                    SERIES 1993-8


Pool Level Data

Distribution Date                                                                                                      10/25/01
Cut-off Date                                                                                                           11/ 1/93
Determination Date                                                                                                     10/ 1/01
Accrual Period                         Begin                                                                            9/ 1/01
                                       End                                                                             10/ 1/01
Number of Days in Accrual Period                                                                                             30

----------------------------------------------------------------------------------
                             Collateral Information
----------------------------------------------------------------------------------
Group 1

Cut-Off Date Balance                                                                                             358,254,305.32

Beginning Aggregate Pool Stated Principal Balance                                                                179,584,567.51
Ending Aggregate Pool Stated Principal Balance                                                                   176,264,604.39

Beginning Aggregate Certificate Stated Principal Balance                                                         179,584,567.51
Ending Aggregate Certificate Stated Principal Balance                                                            176,264,604.39

Beginning Aggregate Loan Count                                                                                              670
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              11
Ending Aggregate Loan Count                                                                                                 659

Beginning Weighted Average Loan Rate (WAC)                                                                            7.233934%
Ending Weighted Average Loan Rate (WAC)                                                                               7.230824%

Beginning Net Weighted Average Loan Rate                                                                              6.982684%
Ending Net Weighted Average Loan Rate                                                                                 6.979574%

Weighted Average Maturity (WAM) (Months)                                                                                    263

Servicer Advances                                                                                                     16,411.82

Aggregate Pool Prepayment                                                                                          2,972,380.62
Pool Prepayment Rate                                                                                                18.1498 CPR

----------------------------------------------------------------------------------
                             Certificate Information
----------------------------------------------------------------------------------
Group 1

Senior Percentage                                                                                                90.5491965994%
Senior Prepayment Percentage                                                                                     94.3295179596%

Subordinate Percentage                                                                                            9.4508034006%
Subordinate Prepayment Percentage                                                                                 5.6704820404%



                                                                    Page 1


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


              THE
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                          CWMBS INC.
       212-328-7569                                      MORTGAGE PASS THROUGH CERTIFICATES
                                                                    SERIES 1993-8


Certificate Account

Beginning Balance                                                                                                        0.00

Deposit
Payments of Interest and Principal                                                                               4,403,329.26
Liquidation Proceeds                                                                                                     0.00
All Other Proceeds                                                                                                       0.00
Other Amounts                                                                                                            0.00
                                                                                                                 -------------
Total Deposits                                                                                                   4,403,329.26

Withdrawals
Reimbursement of Servicer Advances                                                                                       0.00
Payment of Master Servicer Fees                                                                                     46,522.85
Payment of Sub Servicer Fees                                                                                             0.00
Payment of Other Fees                                                                                               36,354.37
Payment of Insurance Premium(s)                                                                                          0.00
Payment of Personal Mortgage Insurance                                                                                   0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                         0.00
Payment of Principal and Interest                                                                                4,364,948.33
                                                                                                                 -------------
Total Withdrawals                                                                                                4,447,825.54

Ending Balance                                                                                                      -8,141.92

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                            1,246.15
Compensation for Gross PPIS from Servicing Fees                                                                          0.00
Other Gross PPIS Compensation                                                                                            0.00
                                                                                                                 -------------
Total Net PPIS (Non-Supported PPIS)                                                                                  1,246.15

Master Servicing Fees Paid                                                                                          46,522.85
Sub Servicing Fees Paid                                                                                                  0.00
Insurance Premium(s) Paid                                                                                                0.00
Personal Mortgage Insurance Fees Paid                                                                                    0.00
Other Fees Paid                                                                                                     36,354.37
                                                                                                                 -------------
Total Fees                                                                                                          82,877.21



                                                                     Page 2

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




              THE
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                          CWMBS INC.
       212-328-7569                                      MORTGAGE PASS THROUGH CERTIFICATES
                                                                    SERIES 1993-8


-------------------------------------------------------------------------------------------
                                 Delinquency Information
-------------------------------------------------------------------------------------------
Group 1

Delinquency                                30 - 59 Days      60 - 89 Days        90+ Days         270+ Days            Totals

Scheduled Principal Balance                062,699.16              0.00              0.00              0.00      2,062,699.16
Percentage of Total Pool Balance            1.170229%         0.000000%         0.000000%         0.000000%         1.170229%
Number of Loans                                     9                 0                 0                                   9
Percentage of Total Loans                   1.365706%         0.000000%         0.000000%                           1.365706%

Foreclosure

Scheduled Principal Balance                      0.00              0.00              0.00                                0.00
Percentage of Total Pool Balance            0.000000%         0.000000%         0.000000%                           0.000000%
Number of Loans                                     0                 0                 0                                   0
Percentage of Total Loans                   0.000000%         0.000000%         0.000000%                           0.000000%

Bankruptcy

Scheduled Principal Balance                      0.00              0.00              0.00                                0.00
Percentage of Total Pool Balance            0.000000%         0.000000%         0.000000%                           0.000000%
Number of Loans                                     0                 0                 0                                   0
Percentage of Total Loans                   0.000000%         0.000000%         0.000000%                           0.000000%

REO

Scheduled Principal Balance                      0.00              0.00              0.00                                0.00
Percentage of Total Pool Balance            0.000000%         0.000000%         0.000000%                           0.000000%
Number of Loans                                     0                 0                 0                                   0
Percentage of Total Loans                   0.000000%         0.000000%         0.000000%                           0.000000%

Book Value of all REO Loans                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                                  0.00
Additional Gains (Recoveries)/Losses                                                                                     0.00
Total Realized Losses                                                                                              221,788.60

                                                                     Paage 3


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




              THE
            BANK OF
              NEW
             YORK

5 Penn Plaza, 16th Fl.
NEW YORK, NY 10001

Attn:  Courtney Bartholomew                                          CWMBS INC.
       212-328-7569                                      MORTGAGE PASS THROUGH CERTIFICATES
                                                                    SERIES 1993-8



-------------------------------------------------------------------------------------------

                       Subordination/Credit Enhancement Information
-------------------------------------------------------------------------------------------


                                                                                          Original                  Current
                                                                                          --------                  -------
Protection
----------

Bankruptcy Loss                                                                          110,557.00              110,557.00
Bankruptcy Percentage                                                                     0.030860%               0.062722%
Credit/Fraud Loss                                                                      8,030,911.12                    0.00
Credit/Fraud Loss Percentage                                                              2.241679%               0.000000%

Protection                                                                                Original                Current
----------                                                                                --------                -------

Special Hazard Loss                                                                    8,033,235.00            3,406,415.26
Special Hazard Loss Percentage                                                            2.242328%               1.932558%

Credit Support                                                                            Original                Current
--------------                                                                            --------                -------

Class A                                                                               79,460,550.00          159,703,099.78
Class A Percentage                                                                       94.500000%              90.604180%

Class M                                                                                9,034,775.00            6,846,338.38
Class M Percentage                                                                        2.250000%               3.884125%

Class B1                                                                               4,015,455.00            3,042,817.02
Class B1 Percentage                                                                       1.000000%               1.726278%

Class B2                                                                               5,019,319.00            3,803,521.43
Class B2 Percentage                                                                       1.250000%               2.157848%

Class B3                                                                               1,405,409.00            1,064,985.58
Class B3 Percentage                                                                       0.350000%               0.604197%

Class B4                                                                                 602,318.00              456,422.30
Class B4 Percentage                                                                       0.150000%               0.258942%

Class B5                                                                               2,007,730.15            1,347,419.88
Class B5 Percentage                                                                       0.500001%               0.764430%

                                                                     Page 4

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